                        STOCK PURCHASE AGREEMENT

                                 AMONG

                         ZOLTEK COMPANIES, INC.

                              "PURCHASER"

                                  AND

              EACH OF THE HOLDERS OF THE CAPITAL STOCK OF
                 STRUCTURAL POLYMER (HOLDINGS) LIMITED

                               "SELLERS"








                           NOVEMBER 19, 1999



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
                       STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT ("Agreement") is made as of the 19th day of November, 1999, by and among Zoltek Companies, Inc., a corporation organized under the laws of the State of Missouri ("Purchaser"), and each of the holders of the issued and outstanding shares of capital stock of Structural Polymer (Holdings) Limited (as defined below) as set forth on Exhibit A hereto (each a "Seller" and
                               ---------
collectively, the "Sellers").

                           R E C I T A L S:
                           ---------------

     WHEREAS, on the terms and subject to the conditions of this Agreement, and subject to the performance by the parties of their respective obligations under this Agreement, Sellers desire to sell, and Purchaser desires to purchase, all of the issued and outstanding share capital of Structural Polymer (Holdings) Limited, a corporation organized under the laws of England and Wales ("SP Systems"), owned by the Sellers as set forth on Exhibit A hereto (the "Shares") at the
                            ---------
Closing (as defined in Section 1.1(b) of this Agreement) for the Purchase Price described in Article I of this Agreement.

     NOW, THEREFORE, Purchaser and Sellers, intending to be legally bound, agree as follows:

                               ARTICLE I

            PURCHASE AND SALE OF SHARES; MANNER OF PAYMENT
            ----------------------------------------------

     1.1  Method of Effecting the Purchase and Sale of Shares;
          -----------------------------------------------------
Closing.  The purchase and sale of the Shares shall be effected as
-------
follows:

          (a) At the Closing (as defined in Section 1.1(b) hereof), the Sellers shall sell to Purchaser, and Purchaser shall purchase from the Sellers, the Shares, being all of the share capital of SP Systems which is issued and outstanding, in consideration of the Purchase Price (as defined in Section 1.2 hereof).

          (b) The closing (the "Closing") of the transactions contemplated hereby shall take place at the offices of Winthrop, Stimson, Putnam & Roberts, New York, New York, commencing at 10:00 a.m. on November 19, 1999 (the "Closing Date"), or such other date or time as may be mutually agreed upon by the parties.

     1.2  Purchase Price for the Shares.  The aggregate
          -----------------------------
consideration to be paid by Purchaser to the Sellers in connection with the sale of the Shares (the "Purchase Price") shall consist of (i) an amount in cash equal to Eighteen Million Four Hundred Sixty-One Thousand Five Hundred Thirty-Eight Pounds Sterling ([Pound Sterling]18,461,538) (the "Cash Consideration"), which amount shall be paid to the Sellers on the Closing Date; and (ii) an aggregate of Two Million Five Hundred Thousand (2,500,000) shares of common stock, $.01 par value (the "Common Stock"), of Purchaser (the "Stock Consideration").

     1.3  Payment of the Purchase Price.  At the Closing, Purchaser
          -----------------------------
shall pay to each of the Sellers a pro rata portion of the Purchase Price, determined in accordance with each such Sellers' percentage ownership of the Shares as set forth beside each Sellers' name on Exhibit A to this Agreement, as follows:
---------


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          (a)  Purchaser shall deliver to the Sellers the Cash
Consideration, by wire transfer of immediately available funds to such account or accounts as shall be designated by the Sellers; and

          (b) Purchaser shall deliver to the Sellers certificates evidencing the Stock Consideration in such names and in such denominations as shall be specified by the Sellers at least five business days prior to the Closing Date. The shares of Common Stock issued to the Sellers pursuant to this Agreement shall bear restrictive legends and be subject to registration rights as set forth in the Registration Rights Agreement (as defined below).

     1.4  Fractional Shares.  Notwithstanding any other provision of
          -----------------
this Agreement, neither certificates nor scrip for fractional shares of the Common Stock shall be issued as part of the Stock Consideration Payment. If any Seller is otherwise entitled to a fraction of a share of Common Stock, upon request to Purchaser, such Seller shall receive in lieu thereof cash (without interest) in an amount determined by multiplying the fractional interest to which such holder would otherwise have been entitled by the closing price of the Common Stock on the Nasdaq National Market on the fifth business day prior to the Closing Date. The Sellers shall not be entitled to dividends, voting rights or any other rights in respect of any fractional shares.

     1.5  Closing of Stock Transfer Books.  The stock transfer books
          -------------------------------
of SP Systems shall be closed at the end of business on the business day immediately preceding the Closing Date. In the event of a transfer of ownership of the Shares which is not registered in the transfer records prior to the closing of such record books, the payment of the Purchase Price may be delivered to the transferee of the Shares if the certificate or certificates evidencing such Shares is presented to Purchaser at the Closing accompanied by all documents required to evidence and effect such transfer and all applicable stock transfer taxes have been paid.

     1.6  Anti-Dilution Adjustments.  If, during the period from the
          -------------------------
date hereof to the Closing Date, Purchaser shall declare a stock dividend, or make a distribution in stock upon, or subdivide, split up, reclassify or combine the Common Stock or declare a dividend or make a distribution on the Common Stock in any security convertible into Common Stock or otherwise issues any Common Stock (other than the exercise of any options outstanding on the date hereof to purchase any such securities) without consideration or for a consideration per share less than the then reported price as reported by the Nasdaq National Market (each, an "Extraordinary Corporate Transaction"), appropriate and proportional adjustment or adjustments will be made to the Stock Consideration such that such payment shall result in the issuance of that number of shares of Common Stock as if the Extraordinary Corporate Transaction had a record or payment date therefor immediately after the Closing Date.

                               ARTICLE II

       REPRESENTATIONS AND WARRANTIES OF SP SYSTEMS AND SELLERS
       --------------------------------------------------------

     The Sellers represent and warrant to Purchaser as of the date hereof and as of the Closing Date as follows:

     2.1  Organization And Standing; Investments.  SP Systems and
          --------------------------------------
each subsidiary of SP Systems (each a "Subsidiary" and collectively with SP Systems, the "Companies") is a corporation duly organized, and validly existing under the laws of its jurisdiction of organization, which jurisdictions are set forth in the Disclosure Letter. The Disclosure Letter sets forth each subsidiary of SP Systems and describes each business enterprise or person in which SP Systems or any of its subsidiaries holds any equity securities of, or has any investment in or loans or advances to (other than trade terms extended to customers in the

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ordinary course of business or employee salary advances in the ordinary course of business). SP Systems and each Subsidiary has full corporate power and authority to carry on its business as and where now conducted and to own or lease and operate its properties at and where now owned or leased and operated by it. SP Systems and each Subsidiary is duly qualified to do business and is duly qualified or licensed and in good standing in every jurisdiction in which the property owned, leased or operated by it, or the nature of the business conducted by it, makes such qualification necessary. All jurisdictions in which SP Systems and each Subsidiary are so qualified are set forth in the Disclosure Letter.

     2.2  Capital Stock.  The authorized, issued and outstanding
          -------------
share capital of SP Systems and each Subsidiary is set out in the Disclosure Letter. All of the outstanding shares of the Companies are duly authorized, validly issued, and fully paid, and are non-assessable and were not issued in violation of preemptive or any other rights of any person.

     2.3  Title to Shares; Investments of SP Systems and Subsidiaries.
          ------------------------------------------------------------

          (a) Each Seller owns all of the Shares set forth opposite such Seller's name on Exhibit A, beneficially and of record free and
                      ---------
clear of all liens, charges, security interests, adverse claims, pledges, encumbrances and demands whatsoever. The Shares are sold pursuant to this Agreement with full title guarantee within the meaning given to that phrase by Section 3 of the Law of Property (Miscellaneous Provisions) Act of 1994 and so that the provisions of Sections 6(2) and 6(3) of that Act will not apply to Purchaser.

          (b)  SP Systems owns all the share capital of each
Subsidiary beneficially and of record as set forth on Exhibit A, free
                                                      ---------
and clear of all liens, charges, security interests, adverse claims, pledges, encumbrances and demands whatsoever.

     2.4  Outstanding Options and Warrants.  There are no
          --------------------------------
subscription rights, options, warrants, rights, puts, calls, commitments or agreements (respecting issuance, redemption, repurchase, voting or otherwise) relating to, nor any outstanding securities convertible into, any shares of capital stock or other equity interest in SP Systems or any of the Subsidiaries, or into any such convertible securities, and neither Seller nor any of the Companies have agreed to issue, purchase, sell or transfer any of same, except as provided in this Agreement.

     2.5  Authority; Conflicts; Consents.
          ------------------------------

          (a) The execution by each Seller of this Agreement and all other agreements to be entered into by such Seller at or prior to Closing as contemplated by this Agreement (the "Ancillary Agreements") shall, as applicable, have been duly authorized and approved by the Board of Directors of such Seller, and at the Closing no further corporate or shareholder action will be necessary to make this Agreement or any Ancillary Agreement valid and binding on such Seller. The execution, delivery and consummation of this Agreement and the Ancillary Agreements by such Seller (i) does not now and will not, with the passage of time, the giving of notice or otherwise, result in a material violation or breach of, or constitute a material default under, any term or provision of any indenture, mortgage, deed of trust, lease, instrument, order, judgment, decree, rule, regulation, law, contract, agreement or any other restriction to which such Seller or the Companies are a party or to which any of them or any of their respective assets are subject or bound at Closing, (ii) will not result in the creation of any material lien or other charge upon any assets of the Companies, and
(iii) will not result in any acceleration or termination of any loan or security interest agreement to which such Seller or the Companies are a party or to which any of them or any of their respective assets are subject or bound.

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

          (b) No material approval or consent of any person, firm or other entity or governmental body is or was required to be obtained by such Seller for the authorization of this Agreement or the Ancillary Agreements or the consummation of the transactions contemplated by this Agreement or the Ancillary Agreements. Each Seller is authorized to consummate the transactions contemplated hereby and upon the execution hereof, this Agreement will constitute the legal, valid and binding obligation of such Seller enforceable against such Seller in accordance with its terms.

          (c) No material approval or consent of any person, firm or other entity or governmental body is or was required to be obtained by the Companies for the authorization of this Agreement or the Ancillary Agreements or the consummation of the transactions contemplated by this Agreement or the Ancillary Agreements. SP Systems and each Seller is authorized to consummate the transactions contemplated hereby and upon the execution hereof, this Agreement will constitute the legal, valid and binding obligation of each Seller enforceable against each Seller in accordance with its terms.

     2.6  Financial Statements.
          --------------------

          (a) Prior to the date hereof, SP Systems has provided Purchaser with copies of the audited consolidated balance sheets of SP Systems as of December 31, 1998 and 1997 and the related audited consolidated statements of income and cash flows of SP Systems for and as of the years ended December 31, 1996, 1997 and 1998, together with the independent auditor's reports thereon (the "Audited UK Financials"), and the unaudited consolidated balance sheet of SP Systems as of September 30, 1999, and the related unaudited combined statements of income and cash flows of SP Systems for and as of the periods ended September 30, 1998 and 1999 (the "Unaudited UK Financials;" and together with the Audited UK Financials, the "UK GAAP Financial Statements"), which UK GAAP Financial Statements (i) have been prepared in accordance with United Kingdom generally accepted accounting principles consistently applied ("UK GAAP"), except that the unaudited Financial Statements do not contain all footnotes required by the UK GAAP;
(ii) comply with the provisions of the Companies Act 1985 (a UK statute) and all other relevant statutes; (iii) make appropriate provision or reserve for all actual liabilities in accordance with UK GAAP; (iv) make appropriate provision for or specifically note, in accordance with UK GAAP, all capital commitments and contingent liabilities in accordance with UK GAAP; (v) make appropriate provision for all bad and doubtful debts in accordance with UK GAAP; (vi) (A) with respect to the Audited UK Financials show a true and fair view of the state of affairs of the Companies as at the end of the financial year to which they relate and of the profits or losses of SP Systems for the accounting period ended on those dates in accordance with UK GAAP and (B) with respect to the Unaudited UK Financials, fairly present the financial position and cash flows at the dates and for the periods therein specified in accordance with UK GAAP; (vii) include any notes and schedules thereto; and
(viii) comply with all Statements of Standard Accounting Practice and All Financial Reporting Standards applicable to a UK company.

          (b) Prior to the date hereof, SP Systems has provided Purchaser with copies of the audited consolidated balance sheets of SP Systems as of December 31, 1998 and 1997 and the related audited consolidated statements of income and cash flows of SP Systems for and as of the years ended December 31, 1996, 1997 and 1998, together with the independent auditor's reports thereon (the "Audited US Financials"), and the unaudited consolidated balance sheet of SP Systems as of September 30, 1999, and the related unaudited combined statements of income and cash flows of SP Systems for and as of the periods ended September 30, 1998 and 1999 (the "Unaudited US Financials," the "Audited US Financials and the "Unaudited US Financials" are hereinafter collectively referred to as the "US GAAP Financials" and, together with the UK GAAP Financial Statements, the "Financial Statements"), which US GAAP Financial Statements (i) have been prepared in accordance with United States generally accepted accounting principles consistently applied ("US GAAP"), except that the unaudited Financial Statements

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do not contain all footnotes required by the US GAAP; (ii) make appropriate provision or reserve for all actual liabilities in accordance with US GAAP; (iii) make appropriate provision for or specifically note, in accordance with US GAAP, all capital commitments and contingent liabilities in accordance with US GAAP; (iv) make appropriate provision for all bad and doubtful debts in accordance with US GAAP; (v) (A) with respect to the Audited US Financials, show a true and fair view of the state of affairs of the Companies as at the end of the financial year to which they relate and of the profits or losses of SP Systems for the accounting period ended on those dates and (B) with respect to the Unaudited US Financials, fairly present the financial position and cash flows at the dates and for the periods therein specified in accordance with US GAAP; and (vi) include any notes and schedules thereto in accordance with US GAAP.

     2.7  Absence of Undisclosed Liabilities.  Except to the extent
          ----------------------------------
included in the September 30, 1999 balance sheet included in the Financial Statements, none of the Companies are obligated for, nor are any of their respective assets or properties subject to, any material liabilities or material adverse claims or obligations, absolute or contingent, that would be required by UK GAAP to be reflected or reserved against in the Financial Statements except those incurred in the ordinary course of business since September 30, 1999, and none of the Companies is in default with respect to any terms or conditions of any material liability or obligation.

     2.8  Absence of Certain Changes.  Since September 30, 1999, the
          --------------------------
businesses of the Companies have been conducted in the ordinary course. Since such date, other than as a result of general economic or industry conditions, there has not been any material adverse change in the business, assets, or liabilities of SP Systems or any Subsidiary taken in the aggregate. Except as set forth in the Disclosure Letter, since September 30, 1999, there has not been:

          (a) other than in the ordinary course of business consistent with past practice, any increase made or promised in the compensation or other remuneration payable (including benefits payable to employees) or to become payable to any of the employees, agents or partners involved with the Companies;

          (b) any mortgage or pledge of, or any other lien, charge or encumbrance of any kind created in respect of any of the assets, tangible or intangible of the Companies other than in the ordinary course of business;

          (c) any sale or transfer of any assets, except for sales of inventory in the ordinary course of business, or settlement, cancellation or release of any indebtedness owing to any of the Companies;

          (d)  any sale, license, assignment or transfer by SP
Systems or any Subsidiary of any patents, trademarks, trade names or other similar intangible assets;

          (e) any amendments or termination of any material contract, agreement or license to which any of the Companies is a party or to which any of the Companies or any of their respective assets are subject or bound that has or is likely to have a material adverse effect on the properties, operations, liabilities, earnings or financial condition of the Companies, taken as a whole;

          (f) any legally binding commitment made (through negotiations or otherwise) or any liability incurred to any labor organization by any of the Companies;

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

          (g) except as set forth in the Disclosure Letter, any payment, declaration or setting aside by SP Systems of dividends or a return of capital or any distribution by SP Systems of any cash or other assets in redemption of or as the purchase price for any capital stock or equity or in discharge or cancellation in whole or in part of any indebtedness owing (whether in payment of principal, interest or otherwise) to any affiliate of the Companies;

          (h) any discharge or satisfaction by any of the Companies of any lien, encumbrance, obligation or liability (accrued, absolute, fixed or contingent), other than those that have been discharged or satisfied in the ordinary course without acceleration and other than those incurred and discharged in the ordinary course of business;

          (i) except in the ordinary course of business consistent with past practice, any institution by any of the Companies of a bonus, stock option, profit-sharing, pension plan or similar arrangement or any changes in any such existing plans;

          (j) any incurrence by any of the Companies (whether discharged or not) of any obligation or liability (whether accrued, absolute, fixed or contingent) other than current liabilities incurred, and obligations entered into, in the ordinary course of business consistent with past practice; and

          (k) so far as Seller is aware any material loss, damage or destruction of or to the Companies' properties (whether or not covered by insurance) or any dispute with employees.

     2.9  Business Relations.  Except as set forth in the Disclosure
          ------------------
Letter:

          (a) none of the Companies is required, in the ordinary course of business, to provide any bonding or any other financial security arrangements in connection with any transactions with any customers or suppliers;

          (b) none of the Companies has received any notice of any material disruption (including, without limitation, delayed deliveries or allocations by suppliers) in the availability of any materials or products used in the Companies' businesses and have no reason to believe that any such disruption will occur;

          (c) there are no sole source suppliers of material goods, equipment or services used by the Companies (other than public utilities) with respect to which practical alternative sources of supply are unavailable; and

          (d) no single customer of any of the Companies accounted for greater than 5% of the Companies' consolidated gross revenues for either the most recently completed fiscal year or the nine-month period ended October 31, 1999.

     2.10 Real Property.
          -------------

          (a) The Disclosure Letter contains a true and complete listing of (i) all real property owned by SP Systems or any Subsidiary,
(ii) all real property leases to which SP Systems or any Subsidiary are parties and (iii) all options, deeds of trust, deeds of declaration, mortgages pursuant to or in which SP Systems or any Subsidiary has any interest (collectively, the "Real Property"). SP Systems has delivered to Purchaser a complete and correct copy of each deed or other instrument which provide evidence of title to or interest in each property lease or other interest comprising the Real Property.

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

          (b) None of the Companies has received written notice of a breach of any laws and ordinances, or of any covenant, condition, easement or restriction affecting the Real Property or relating to its use or occupancy.

          (c) With respect to the leased property comprising the Real Property including all leasehold improvements (collectively, the "Leased Property"):

               (i) all leases relating to Real Property in the United Kingdom are in the possession and are under the control of SP Systems and are in writing, and copies of all leases are listed in the Disclosure Letter and have been delivered to Purchaser or its counsel;

               (ii) the rental set forth in each such lease is the actual rental being paid, and there are no separate agreements or understandings with respect to the same and the receipt for the payment of rental due immediately prior to the date of this Agreement is unqualified;

               (iii) none of the Companies has received written notice that there has been a default by the Companies or any other party which affects the Leased Property, and the consummation of the transactions contemplated by this Agreement. Neither SP Systems nor any Subsidiary will require the consent of any other party to any lease or agreement relating to the Leased Property to the sale of the Shares to Purchaser or the consummation of the transactions contemplated by this Agreement;

               (iv) there are no written or oral contracts between any of the Companies and any third party relating to any claim by such third party of any right to all or any part of the interest of any of the Companies in any leasehold estate or otherwise relating to the use and occupancy by any of the Companies of such estate; and

               (v) with respect to Leased Property located in the United Kingdom, no notices or requests have been served or received under Section 25 or Section 26 of the Landlord Tenant Act 1954.

     2.11 Title to and Condition of Assets Excluding the Real
          ----------------------------------------------------
Property.  The Companies own and possess all right, title and interest
--------
in and to all the assets excluding the Real Property used in the respective businesses of the Companies, in each case free and clear of all liens, charges, security interests, adverse claims, encumbrances, encroachments, reservations, limitations, servitudes and other title defects or restrictions of any nature except for (a) encumbrances set forth in the Disclosure Letter, ((b) encumbrances reflected in the Financial Statements or created in the ordinary course of business subsequent to September 30, 1999 and which are not material,
(c) encumbrances of record or otherwise that do not materially interfere with the present use by the Companies of the property subject thereto or affected thereby or which otherwise have not had a material adverse effect on the properties, operations, liabilities, earnings or financial condition of the Companies, taken as a whole, (d) encumbrances for taxes, assessments or governmental charges, or landlords' mechanics', workmen's, materialmen's or similar liens, in each case that are not delinquent or which are being contested in good faith and (e) encumbrances incurred in the ordinary course of business. All tangible assets of any of the Companies are in such corporation's possession or under its control, and, in the aggregate are in operating condition at the date hereof, subject to normal wear and tear.

     2.12 Taxes.
          -----

          (a)  Tax Liabilities.  The Financial Statements
               ---------------
adequately and accurately reflect all liabilities of SP Systems, to the extent required to be reflected in the Financial Statements in accordance

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with UK GAAP, in respect of any Taxes (as defined below), including
(without limitation) any liability arising from failure to timely file any Tax return or report or to accurately and adequately report information therein.

          (b)  Taxes.  As used herein, the term "Taxes" means all
               -----
income, sales, payroll, employment, excise, value-added, property, franchise, ad valorem or other taxes or charges, including without limitation, those arising under the Capital Allowances Act of 1990, the Capital Gains Tax Act of 1979, the Income and Corporation Taxes Act of 1988, the Taxation of Chargeable Gains Act of 1992 and the Value Added Tax Act of 1994.

          (c)  Returns, Records And Payments.
               -----------------------------

               (i) The Companies have maintained complete records of all taxation matters where required to do so including (but not limited to) in relation to deductions made and/or accounted for in relation to National Insurance Graduated Pension Contributions and sums deducted under the PAYE system.

               (ii) All returns, computations and payments which should be, or should have been, made by the Companies for any taxation purpose have been made and are on a proper basis and neither them is the subject of any dispute with any taxation authority.

               (iii) The Companies are not and has not at any time been liable to pay any penalty or interest charged by virtue of the provisions of the Taxes Management Act or other taxation legislations.

               (iv) The Companies are not the subject of any investigation or discovery by any taxation authority.

               (v) All payments made by the Companies to employees, ex-employees or to any other person which ought to have been made under deduction of taxation have been so made.

               (vi) All payments made by the Companies to employees, ex-employees or to any other person which ought to have been made under deduction of taxation have been so made.

               (vii) The Companies have duly and properly accounted to the relevant taxation authority for all taxation deducted where required to do so.

               (viii) The Companies have duly and properly accounted to the Inland Revenue for all taxation chargeable on benefits provided for employees and ex-employees of the Companies.

               (ix) All National Insurance, and sums payable to the Inland Revenue under the PAYE system up to the date of this agreement have been duly and properly paid.

     2.13 Indebtedness To Officers, Directors And Shareholders.
          ----------------------------------------------------
None of the Companies are indebted to any of its shareholders, officers or directors (or to members of their immediate families or entities in which such persons have a material financial interest) in any amount whatsoever other than for salaries payable or for expenses incurred on behalf of such corporation in the ordinary course of business.

     2.14 Organizational Documents.  True, accurate and complete
          ------------------------
copies of the articles of incorporation, memoranda of association, Bylaws and other organizational documents, as applicable, of

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SP Systems and each Subsidiary, together with all amendments thereto in effect on the date hereof, have been delivered to Purchaser or its counsel.

     2.15 Statutory Books.  SP Systems has furnished or made
          ---------------
available to Purchaser and its counsel the statutory books of SP Systems and each Subsidiary and the same are accurate and reflect all resolutions adopted and all actions taken, authorized or ratified by the shareholders and directors of SP Systems and each Subsidiary.

     2.16 Brokerage and Finder's Fees. None of the Companies or any
          ---------------------------
affiliate, officer, director or agent of SP Systems or any Subsidiary has incurred any liability to any broker, finder or agent for any brokerage fees, finder's fees, or commissions with respect to the transactions contemplated by this Agreement.

     2.17 Accounts Receivable. SP Systems has previously delivered
          -------------------
to Purchaser an aging schedule as of September 30, 1999, which is true, correct and complete as at the close of business on the date to which it is drawn, of the accounts receivables, both trade and non-trade, of SP Systems and each Subsidiary as of that date. In the opinion of the Chief Financial Officer of SP Systems the Financial Statements contain appropriate provisions for bad and doubtful debts in accordance with UK GAAP.

     2.18 Employment Matters.
          ------------------

          (a) None of the Companies is a party to, participant in, or bound by, any recognition agreement with a trade union or any collective bargaining agreement.

          (b) The employment by any of the Companies of any person (whether or not there is a written employment agreement) may be terminated for any reason whatsoever not inconsistent with current law, without penalty or liability of any kind other than accrued vacation pay.

          (c) There are no active, pending or threatened administrative or judicial proceedings under any applicable law relating to employment or employment discrimination and no employee of any of the Companies has had their contract terminated in the six months preceding the date of this Agreement in circumstances likely to lead to a claim in relation to any of the Companies will be likely to have to make a payment to such employee and none of the Companies has knowledge of any such pending or threatened claim.

          (d) None of the Companies is involved in any dispute with any of their officers or employees and, to the knowledge of the Companies, there are no circumstances which may result in any dispute involving any of the officers or employees of the Companies nor have there been any such disputes during the last six months.

          (e) Except as set forth in the Disclosure Letter there is not in existence any contract of employment with any director or employee of the Companies which cannot be terminated by giving three months' notice or less without giving rise to a claim for damages or compensation (other than a statutory redundancy payment or statutory compensation for unfair dismissal).

     2.19 No Defaults.  None of the Companies is in material default
          -----------
(nor, to the knowledge of the Companies, is any such material default alleged to exist) under terms of any material (i) written or oral contract, (ii) agreement, (iii) lease, (iv) license, (v) mortgage,
(vi) deed of trust, (vii) note, (viii) guaranty, (ix) instrument or
(x) understanding ((i) through (x) being collectively referred to as the "Contracts") to which it is a party or to which any of its assets, business or operations is subject, nor, to the knowledge of the Companies, is any condition or event threatened, which, after notice or the passage of time, or both, would constitute a material default under any Contract. To the knowledge of the Companies, no such material default, condition or event exists or is alleged to exist with respect to the performance of any obligation of any other party to any of such Contracts.

     2.20 Material Contracts.
          ------------------

          (a) The Disclosure Letter contains a copy or a written summary of each Contract (a true and correct copy has been provided to Purchaser) to which SP Systems or any Subsidiary is a party or by which any of their assets, businesses or operations is bound or affected excluding any Contract that (i) may be cancelled on 30 days' notice or less without incurring a liability or obligation on the part of SP Systems or any Subsidiary for such cancellation and that is not material to the business, operations or condition (financial or otherwise) of SP Systems or Subsidiary, or (ii) involves or is reasonably expected to involve the payment of consideration having an aggregate value of less than (Pound Sterling)50,000.

          (b) The Disclosure Letter contains a copy or a written summary of each Contract (a true and correct copy has been provided to Purchaser) with a customer of SP Systems or Subsidiary that contains provisions (i) providing for payment terms to such Corporation or Subsidiary of 45 days or greater, (ii) permitting the customer to retain any portion of the purchase price for the products or services to be provided thereby as security for warranty claims or for any other purpose, (iii) providing for liquidated or stipulated damages, or
(iv) providing bonding or similar requirements.

     2.21 Purchase Orders.  The Disclosure Letter contains a true
          ---------------
and complete list as of September 30, 1999 of all purchase orders under which SP Systems or any Subsidiary is or will become obligated to pay any particular vendor an aggregate sum in excess of (Pound Sterling)50,000.

     2.22 Litigation.  The Disclosure Letter contains details of all
          ----------
administrative or judicial proceedings to which any of the Companies was a party at any time within the past two years, is a party or, to the knowledge of the Companies, to which any of the Companies is threatened to be made a party, which relate, directly or indirectly, to the Companies' assets, including, without limitation, proceedings that could affect title to or interests in the assets. There is no action, suit, claim, demand, arbitration or other proceeding or investigation, administrative or judicial, in respect of which written notice has been received by the Companies or, to the knowledge of the Companies, threatened against or affecting the Companies or any of their assets, including, without limitation, any relating to products liability or warranty, which, if adversely determined or resolved, would have a material adverse effect on the business or assets of the Companies, or any provisions of, or the validity of, or rights under, any leases or other operating agreements, licenses, permits or grants of authority of the Companies. None of the Companies have received notice that any is the subject of any governmental investigation and none of the Companies has received notice that it is subject to, nor is it or has it been in default with respect to, any order, writ, injunction or decree of any court, or of any federal, national, state, local or other governmental department, commission, board, bureau, agency or instrumentality of the United States, England or otherwise excluding matters of general application not specific only to the Companies.

     2.23 Insurance.  The Disclosure Letter contains details of all
          ---------
the policies of insurance covering the business, properties and assets of the Companies presently in force (including as to each (i) risk insured against, (ii) name of carrier, (iii) policy number, (iv) amount of coverage, (v) amount of premium, (vi) expiration date and (vii) the property, if any, insured), indicating as to each whether it insures on an "occurrence" or a "claims made" basis. All of the insurance policies listed in the Disclosure Letter are in full force and effect and all premiums, retention amounts and other related expenses due have been paid, and none of the Companies has received any written notice of cancellations with respect to any of the policies. None of the Companies has been refused any insurance by any insurance carrier to which it has applied for insurance during the last two years. To the knowledge of the Companies, there are no circumstances existing that would enable any insurer to avoid liability under policies of insurance of the Companies.

     2.24 Transactions With Officers, Etc.
          -------------------------------

          (a) Excluding arrangements contemplated by this Agreement and the Ancillary Agreements none of the Companies has any interest in any entity that has any current contractual relationship, oral or written, or other business relationship with any of the Companies.

          (b) The Disclosure Letter contains a true and correct list of all Contracts to which any of the Companies is a party and to which any of the officers, directors or shareholders of any of the Companies, or members of their immediate families or other corporations, partnerships or other entities in which any of them has a material interest, is also a party. The Disclosure Letter includes a list of indebtedness of any such person or entity to any of the Companies.

          (c) None of the Companies nor any officer, director or shareholder of the Companies, nor members of their immediate families or other corporations, partnerships or other entities in which any of them has a material interest, has any direct or indirect interest in any competitor, supplier or customer of the Companies or in any person, firm or entity from whom or to whom any of the Companies leases any property, or in any other person, firm or entity with whom any of the Companies transacts business of any nature.

     2.25 Employees.  The Disclosure Letter contains a true and
          ---------
correct list of all employees of SP Systems and each Subsidiary with an annual salary in excess of (Pound Sterling)50,000, their age, the nature of their duties and the date and average amount of their last increase in compensation. Full details of the terms and conditions of employment including all entitlements to benefits and bonuses of all the officers or employees of SP Systems and Subsidiary are set out in the Disclosure
Letter. Copies of the contracts of employment of the officers and directors of SP Systems and each Subsidiary are included in the Disclosure Letter. The Disclosure Letter also sets forth the names of any persons with an annual salary in excess of (Pound Sterling)50,000 who have or may have a right to return to employment with SP Systems or Subsidiary, and the names of persons who have been offered employment with SP Systems or Subsidiary.

     2.26 Intellectual Property.
          ---------------------

          (a) The Disclosure Letter lists all material trademark and service mark registrations, copyright registrations, trade names and patents and applications for any of the foregoing (i) owned by any member of the Companies or (ii) licensed by any member of the Companies (except for "off-the-shelf" software and similar property which is readily available), that, in each case, are necessary to the business or operations of such member of the Companies as currently conducted. Each of the Companies owns or has the right to use all Intellectual Property that is necessary to the business or operations of such member free and clear of all liens, except permitted liens. No member of the Companies has infringed upon or misappropriated any intellectual property rights of third parties, and none of the Sellers or any of the Companies has received any charge, complaint, claim, demand or notice alleging any such interference, infringement on or conflict with any Intellectual Property owned by any of the Companies by any other Person. The Sellers have furnished or made available to Purchaser complete and correct copies of all material licenses (other than licenses of standard, "off-the-shelf" software) under which any of the Companies has Intellectual Property licensed to it. Each license of Intellectual Property to which any of the Companies is a party is a valid and binding agreement of such party thereto and, to the knowledge of the Companies, as to each other party thereto, and is in full force and effect and the terms and enforceability thereof will be unaffected by the consummation of the transactions contemplated hereby. None of the Companies nor, to the knowledge of the Companies, any other party thereto, is in breach or default under any such license (and, to the knowledge of the Companies, no event has occurred which with notice or lapse of time would constitute a breach or default) except for such defaults as, individually and in the aggregate, would not reasonably be expected to adversely affect the ability of the Companies to conduct the business of the Companies after the Closing in all material respects as currently conducted. None of the Companies has granted any royalty-bearing or exclusive licenses of any Intellectual Property to any other person. Each of the Companies have taken such actions as are commercially reasonable to register and maintain (including ensuring that all payments due in respect thereof are up to date) the registration of the Intellectual Property with the United States Patent and Trademark Office, United States Copyright Office or such other filing offices, domestic or foreign, and each of the Companies has taken such other actions as are commercially reasonable to ensure full protection of such Intellectual Property, in each case to the extent material to the Companies.

               For the purposes of this Agreement, "Intellectual Property" means in each case to the extent necessary to the conduct of the business or operations of the Companies, (i) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations thereof,
(ii) all trademarks, service marks, trade dress, logos, trade names, corporate names and Internet domain names, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith, (iii) all copyrightable works, all copyrights, and all applications, registrations and renewals in connection therewith, (iv) all mask works and all applications, registrations and renewals in connection therewith,
(v) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and market plans and proposals),
(vi) all computer software (including data and related documentation),
(vii) all other similar proprietary rights, and (viii) all copies and tangible embodiments thereof (in whatever form or medium).

          (b) The Companies have conducted an inventory and assessment of the hardware, software and embedded microcontrollers in noncomputer equipment (collectively, the "Computer Systems") used by the Companies in the conduct of their business in order to determine which parts of the Computer Systems are not Y2K Compliant (as defined below) and to estimate the cost of rendering such Computer Systems Y2K Compliant prior to January 1, 2000 or such earlier date on which the Computer Systems may shut down or may produce incorrect calculations or otherwise malfunction without becoming totally inoperable. The Disclosure Letter described all actions taken by the Companies to render its Computer Systems Y2K Compliant (the "Company Y2K Plan"). The Companies have taken reasonable steps to determine whether the failure of any suppliers or customers with which any of the Companies has a material relationship to be Y2K Compliant would adversely affect the ability of the Companies to conduct their business as currently conducted and, assuming the consummation of the Company Y2K Plan, the occurrence of calendar year 2000 will not cause or will not reasonably be expected to adversely affect the ability of the Companies to conduct their business as currently conducted. For purposes of this Agreement:
"Y2K Compliant" means (i) with respect to Date Data (as defined below), the such data is in proper format and accurate for all dates in the twentieth and twenty-first centuries, and (ii) with respect to Date-Sensitive Systems (as defined below), that each such system accurately processes all Date Data, including for the twentieth and twenty-first centuries, without loss or any functionality or performance, including, without limitation, calculating, comparing, sequencing, storing and displaying such Date Data (including all leap year considerations), when used as a stand-alone system or in combination with other software or hardware; "Date Data" means any data of any kind that includes date information or which is otherwise derived from, dependent on or related to date information; and "Date-Sensitive System" means any software, microcode or hardware system or component, including any electronic or electronically controlled system or component that processes any Date Data and that is installed, in development or on order, for internal or external use, or the provision or operation of which provides a benefit to customers, vendors, suppliers or any other party.

     2.27 [RESERVED].
          ----------


     2.28 Environmental Matters.
          ---------------------

          (a)  Definitions.  For purposes of this Section 2.28:
               -----------

               (i) "Contaminant" means hazardous substances as that term is defined in the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601 et seq., as amended ("CERCLA"), and any other individual or class of pollutants, contaminants, toxins, chemicals, substances, wastes or materials in their solid, liquid or gaseous phase, defined, listed, designated, regulated, classified or identified under any Environmental Law and includes asbestos and asbestos-containing materials, petroleum or petroleum-based products or derivatives thereof, radioactive materials, energy, flammable explosives and polychlorinated biphenyls all of which are present in such quantities or forms as are likely to result in liability under Environmental Laws.

               (ii) "Environmental Laws" means all applicable federal, national, state and local laws, rules, regulations legally enforceable codes and ordinances, and binding determinations, orders, permits, licenses, injunctions, writs, decrees or rulings of any governmental or judicial authority, relating to or governing air quality, soil quality, water quality, wetlands, solid waste, hazardous waste, hazardous or toxic substances, pollution or the protection of public health, human health or the environment.

               (iii) "Release" means any release, spill, emission, leaking, pumping, pouring, emptying, disposing, injection, deposit, discharge, dispersal, leaching, or migration into any media, whether soil, surface water, ground water, air or any combination of the foregoing, or the movement of any Contaminant through any media, and includes the abandonment or discarding of barrels, containers and other receptacles containing any Contaminant.

               (iv) "Remedial Action" means any action to: (i) investigate, study, clean up, remove, treat or dispose of any Contaminant, including, but not limited to, risk assessments and pilot treatment or feasibility studies; (ii) prevent the Release or threatened Release, or minimize the further Release of any Contaminant; or (iii) bring the existing operations of the Companies in all material compliance with Environmental Laws.

          (b)  Except as qualified in the Disclosure Letter:

               (i) the Companies and the Real Property are, in material compliance with all Environmental Laws;

               (ii) none of the Companies has caused any Contaminant to be Released in violation of Environmental Law through the corporation's operations on or off-site of any of the Real Property or on any real property owned, leased or otherwise used at any time by such corporation ("Former Property");

               (iii) none of the Companies has received any written notice, order, decree or agreement, regarding any Remedial Action or the Release, threatened Release or presence of any Contaminants, and no payments have been made in relation to Remedial Action which include payments to a third party, and to the knowledge of the Companies no charge is likely to be placed upon the Real Property in connection with such matters; and

               (iv)  none of the Companies nor any of the Real
Property or any Former Property are subject to any liability under Environmental Law in connection with any Remedial Action or the Release, threatened Release, or presence of any Contaminants.

          (c)  Except as qualified in Seller's Disclosure Letter:

               (i)   Each of the Companies has obtained all
environmental, health and safety licenses, permits, authorizations, consents, approvals, exemptions, registrations and certificates required under all applicable Environmental Laws ("Environmental Licenses") and made all notifications and filings necessary for the current use of the Real Property and for full operation of the business of such Companies;

               (ii) All such Environmental Licenses are in full force and effect, in good standing and each Companies have made all material notifications, filings and applications for renewal of such Environmental Licenses on a timely basis, where necessary;

               (iii) Each of the Companies and the Real Property are, in compliance in all material respects with the terms and conditions of such Environmental Licenses; and

               (iv) the Companies do not have knowledge of any fact or facts which would render invalid or require a material alteration in any Environmental License currently in effect with respect to any of the Companies, or the Real Property nor do the Companies have any knowledge of any capital costs which would need to be incurred to satisfy such a material alteration.

          (d) To the knowledge of the Companies, except as qualified in the Disclosure Letter there is not now nor has there ever been on, in or under the Real Property or any Former Property:

               (i) any generation, processing, treatment, storage, recycling, disposal or arrangement therefor, of any "hazardous waste" as that term is defined under applicable Environmental Laws;

               (ii) any aboveground or underground storage tanks or surface impoundments;

               (iii) any asbestos or asbestos-containing material;

               (iv) any PCBs in any hydraulic oils, transformers, capacitors or other electrical equipment; or

               (v) any radioactive substances, in violation of Environmental Law.

          (e) The Disclosure Letter lists all written communications between the Companies and any governmental authority or third party arising within the last year under or relative to Environmental Laws, and which remain outstanding including any orders, notices of violation, warning letters or requests for information with respect to any of the Companies, the Real Property or any Former Property.

          (f) Except as qualified in the Disclosure Letter, to the knowledge of the Companies, there are no past or present events, conditions, circumstances, activities, practices, incidents, or actions which have given to the Companies' knowledge or may to the Companies' knowledge give rise to any liability or otherwise form the basis of any claim, suit, action, demand, proceeding, penalty, fine, hearing, notice of violation, directive or requirement to undertake any Remedial Action under any Environmental Law, common law or otherwise, relating to the Companies, or the Real Property or any Former Property.

          (g) Except as qualified in the Disclosure Letter all Contaminants removed from the Real Property or any Former Property have been handled, transported, transferred, stored, treated, recycled, received and disposed of in material compliance with all Environmental Laws.

          (h) The Disclosure Letter identifies all current waste disposal, treatment and storage facilities and transporters and persons or entities which currently arrange for the disposal of Contaminants which are presently used by or arranged for use by any of the Companies.

          (i) Except as qualified in the Disclosure Letter no application, report, Environmental License, notification or other document filed with or furnished to any governmental authority regarding any of the Companies, the Real Property or any Former Property contains any material omissions, inaccuracies or false or misleading statements.

     2.29 Bank Accounts.  The Disclosure Letter contains a list of
          -------------
the name of each bank, savings and loan, or other financial institution in which any of the Companies has an account or safe deposit box, the names of all persons authorized to draw on each account or to have access to each box, the number of signatures required to be given for a withdrawal and a description of the type of account.

     2.30 Compliance With Laws.  To the knowledge of the Companies,
          --------------------
each of the Companies has complied in all material respects with all laws, regulations, rules and orders of any governmental department or agency, including all laws and regulations of England, or any other federal, national, state or local, or other requirements of law affecting its business and operations, and none of the Companies has received notice that it is in default under or in violation of any provision of any federal, national, state or local law, regulation, rule or order, law or regulation of England, or any appropriate foreign law or regulation.

     2.31 Powers Of Attorney.  None of the Companies has given any
          ------------------
power of attorney (irrevocable or otherwise) that is presently in effect to any person or entity, including Sellers, for any purpose.

     2.32 Licenses And Rights.  Each of the Companies possesses all
          -------------------
material franchises, licenses, easements, permits and other authorizations from governmental or regulatory authorities that are necessary to permit it to engage in its business as presently conducted in and at all locations and places where it is presently operating.

     2.33 Products.
          --------

          (a) The products sold by the Companies conform to and meet or exceed the standards required by all applicable laws, ordinances and regulations now in effect in relation to the person to which such products are supplied and the jurisdiction in which they are supplied.

          (b) The Disclosure Letter contains details of each of the Companies' warranties and customer service policies and a description of any material recurring warranty problems. None of the Companies has outstanding contracts or proposals that depart in any material respect from the warranty and customer service policies and described in the Disclosure Letter. No claims of customers or others based on an alleged or admitted defect of material, workmanship or design or otherwise in or in respect of any of such corporation's products are presently pending or, to the knowledge of the Companies, threatened other than product warranty claims in the aggregate not in excess of US$25,000.

     2.34 Casualty Occurrences.  The Disclosure Letter contains true
          --------------------
and correct details of occurrences during the last five years which have resulted or which will be likely to result in damages being incurred in excess of US$50,000 of which any of the Companies has knowledge of damages to persons or property involving any defects or alleged defects in any if the Companies products or their respective designs.

     2.35 Inventory.  The inventory of the Companies has been
          ---------
recorded in the Financial Statements in accordance with UK GAAP and US GAAP, as applicable. The value at which the inventories are carried on such Companies' books reflects the lower of cost or estimated net realizable market value.

     2.36 Capital Expenditure Plans.  The Disclosure Letter contains
          -------------------------
a description of each capital expenditure program of the Companies involving the expenditure of at least US$100,000 as to which the expenditure of funds is incomplete, setting forth (i) the budgeted expenditures and (ii) the actual amounts expended, if any.

     2.37 Generally.  No representation or warranty by the Sellers
          ---------
in the Agreement or in any exhibit, schedule or closing certificate furnished or to be furnished to Purchaser pursuant to this Agreement or in connection with the transactions contemplated by this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact, necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

     2.38 Knowledge.  As used in this Agreement, the "Knowledge of
          ---------
Companies" shall be deemed to be limited to the actual knowledge after reasonable inquiry of Paul Rudling, Paul Brown, Andrew Day or Derek Ness without giving effect to imputed knowledge.


                              ARTICLE III

             REPRESENTATIONS AND WARRANTIES OF PURCHASER
             -------------------------------------------

     Purchaser represents and warrants to Sellers as of the date hereof and as of the Closing Date, as follows:

     3.1  Organization.  Purchaser and each of its subsidiaries is a
          ------------
corporation duly organized, validly existing and in good standing under the laws of the respective jurisdiction of its organization and has all requisite corporate or other power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority and governmental approvals would not have a material adverse effect on Purchaser and its subsidiaries, taken as a whole. Purchaser and each of its subsidiaries is duly qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not have a material adverse effect on Purchaser and its subsidiaries, taken as a whole.

     3.2  Corporate Authorization; Validity Of Agreement; Necessary
          ----------------------------------------------------------
Action.  Purchaser has full corporate power and authority to execute
------
and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by Purchaser of this Agreement and the consummation by Purchaser of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Purchaser and no other corporate action or proceedings on the part of Purchaser are necessary to authorize the execution and delivery by Purchaser of this Agreement and the consummation by Purchaser of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Purchaser, and, assuming this Agreement constitutes valid and binding obligations of Sellers and SP Systems, constitutes valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with its terms.

     3.3  Consents And Approvals; No Violations.  Neither the
          -------------------------------------
execution, delivery or performance of this Agreement by Purchaser nor the consummation by Purchaser of the transactions contemplated hereby nor compliance by Purchaser with any of the provisions hereof will
(a) conflict with or result in any breach of any provision of the Articles of Incorporation (as amended) or By-laws (as amended) of Purchaser, (b) require any filing with, or permit, authorization, consent or approval of, any governmental entity (except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings would not have a material adverse effect on Purchaser and its subsidiaries, taken as a whole, or would not, or would not be reasonably likely to, materially impair the ability of Purchaser to consummate the transactions contemplated hereby), (c) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, guarantee, other evidence of indebtedness, lease, license, contract, agreement or other instrument or obligation to which Purchaser or any of its subsidiaries is a party or by which any of them or any of their properties or assets may be bound, or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Purchaser, any of its subsidiaries or any of their properties or assets, except in the case of clauses (c) and (d) for violations, breaches or defaults which would not have a material adverse effect on Purchaser and its subsidiaries, taken as a whole, or would not, or would not be reasonably likely to, materially impair the ability of Purchaser or Purchaser to consummate the transactions contemplated hereby.

     3.4  SEC Filings Complete.  As of the time such document was
          --------------------
filed, Purchaser's most recent Annual Report on Form 10-K, all intervening Form 8-Ks, if any, and Form 10-Qs and Purchaser's most recent annual meeting proxy statement (the "Disclosure Documents"), all as filed with the Securities and Exchange Commission ("SEC"): (i) did not contain a misstatement of a material fact or an omission of a material fact required to be stated therein or necessary to make the statements therein not misleading; and (ii) complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such documents. Since the filing of the most recent Form 10-K, no other document has been required to be filed by Purchaser with the SEC which has not been filed.

     3.5  Litigation.  Except as disclosed in the Disclosure
          ----------
Documents, there is no litigation pending or, to the knowledge of Purchaser, threatened against Purchaser or any of its subsidiaries which would have a material adverse effect on its properties, assets or business or which would prevent or hinder the consummation of the transactions contemplated by this Agreement or its obligations thereunder.

     3.6  Shares Validly Issued.  All of the Shares of the Common
          ---------------------
Stock to be issued to the Sellers pursuant to the terms of this Agreement, when issued pursuant to the terms of this Agreement, shall be duly and validly issued, fully paid and non-assessable, without violation of any preemptive or dissenters' or similar rights and in full compliance with all applicable securities laws.

     3.7  Capitalization of Purchaser.  The authorized, issued and
          ---------------------------
outstanding capital stock of Purchaser is set forth on Schedule 3.7.
                                                       ------------
All of the issued and outstanding shares of capital stock of Purchaser are duly authorized, validly issued, fully paid and non-assessable. Except as disclosed on Schedule 3.7, there are no outstanding options,
                       ------------
warrants or other rights of any kind to acquire any additional shares of capital stock of Purchaser or securities convertible into or exchangeable for, or which otherwise confer on the holder thereof any right to acquire, any such additional shares, nor is Purchaser committed to issue any such option, warrant, right or security.

     3.8  Environmental Matters.
          ---------------------

          (a) As of the date of this Agreement, Purchaser and its subsidiaries have obtained or applied for all permits, licenses and other such authorizations required to be obtained by them for the operation of the business of Purchaser and its subsidiaries under applicable Environmental Laws except for any permits, licenses or authorizations which singly and in the aggregate the failure to obtain have not had and are not likely to have a material adverse effect on the business operations, financial condition or earnings of Purchaser;

          (b) To the best knowledge of Purchaser, Purchaser and its subsidiaries are, as of the date of this Agreement, (A) in compliance with all material terms and conditions of the permits, licenses and authorizations required by Environmental Laws, and (B) in compliance with all other material limitations, restrictions, conditions, standards, prohibitions, requirements and obligations, contained in the Environmental Laws presently in effect or contained in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder and issued by a governmental entity except in the case of (A) and (B) for violations, if any, which singly and in the aggregate have not had and are not likely to have a material adverse effect on the business operations, financial condition or earnings of Purchaser;

          (c) As of the date of this Agreement, there are no civil, criminal or administrative actions, suits, hearings, proceedings, written notices of violation, claims or demands pending or, to the best knowledge of Purchaser, threatened against Purchaser or any of its subsidiaries under the Environmental Laws which if adversely determined against the Purchaser or any subsidiary of Purchaser would be likely to have a material adverse effect on the business operations, financial condition or earnings of Purchaser;

          (d) As of the date of this Agreement, to the best knowledge of Purchaser (A) neither Purchaser nor any of its subsidiaries has had any reportable discharge or release of hazardous substance and
(B) no spill, discharge or cleanup has occurred which could result in the assertion or creation of a lien by any governmental body or agency with respect thereto and (C) no such assertion of a lien has been made by any governmental body or agency with respect thereto.

     3.9  Generally.  No representation or warranty by Purchaser in
          ---------
the Agreement or in any exhibit, schedule or closing certificate furnished or to be furnished to the Sellers pursuant to this Agreement or in connection with the transactions contemplated by this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact, necessarily to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

                               ARTICLE IV

                             TAX MATTERS
                             -----------

     4.1  Cooperation In Tax Matters.  Purchaser, Sellers and each
          --------------------------
of the Companies shall cooperate fully as and to the extent reasonably requested by any of the other above-named parties, in connection with the filing of Tax Returns pursuant to this Article IV and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon request of any of the above-named parties) the provision of copies of records and information which are reasonably relevant to any such Tax Return, audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Sellers agree to, and Purchaser agrees to cause each of the Companies to retain all books and records with respect to Tax matters pertinent to each of the Companies relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (including any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority. So long as taxable periods of, or related to any of the Companies ending on or before the Closing Date remain open, Purchaser will, and will cause any of the Companies, as the case may be, to promptly notify Sellers in writing of any pending or threatened Tax audits or assessments for which Sellers have or may have liability. Sellers will promptly notify Purchaser and any affected Companies, as the case may be, in writing of any written or other notification received by Seller from the Internal Revenue Service or any other taxing authority of any proposed adjustment raised in connection with a Tax audit, examination, proceeding or determination of a taxable period of any of the Companies, as the case may be, ending on or before the Closing Date.

     4.2  Tax Periods Ending On Or Before The Closing Date.  Sellers
          ------------------------------------------------
and Purchaser shall jointly prepare or cause to be prepared, and file or cause to be filed, and negotiate and agreed or caused to be negotiated and agree all Tax Returns for each of the Companies for all periods ending on or prior to the Closing Date which Tax Returns shall be prepared in accordance with the past practice and customs of the Companies unless such past practice and customers are clearly erroneous. Purchaser shall cause each of the Companies to sign any claim or election relating to any such Tax Return as jointly agreed by Purchaser and Seller. The Seller and Purchaser shall use all reasonable endeavors to agree on the form of the Tax Returns to be submitted to the relevant tax authority and both parties agree that such agreement or consent shall not be unreasonably withheld or delayed. If the Seller and Purchaser are unable to agree to the form of a Tax Return within 30 days of it being prepared, the dispute in question shall be referred to an independent firm of Accountants, jointly selected, by the parties or in the absence of such agreement by the President of the Institute of Chartered Accountants of England and Wales in the case of the Companies which are resident in the United Kingdom for tax purposes. Such person shall act as an expert and save in the case of manifest error his determination shall be binding on both parties. In the event that any dispute arises between Seller and Purchaser regarding the negotiation and/or agreement of any Tax Return, such dispute shall be settled in the same manner as that set out in this clause. Seller shall pay to Purchaser all Taxes shown to be due on such Tax Returns within 15 days after receipt of a bill from Purchaser for such Taxes to the extent such Taxes are not reflected in the reserve for Tax Liability shown on the Balance Sheet of the Companies at and for the fiscal year ended
December 31, 1998 as adjusted for
operations and transactions in the ordinary course of business through the Closing Date in accordance with the past practice and custom of the Companies.

                               ARTICLE V

                       COVENANTS OF THE SELLERS
                       ------------------------

     5.1  Conduct of Business.  From the date hereof to the Closing
          -------------------
Date, except for transactions which are contemplated by this Agreement or expressly approved in writing by Purchaser, which Purchaser agrees will not be unreasonably withheld, each of the Sellers shall use his or her reasonable best efforts to ensure that the Companies refrain from:

          (a) subjecting any of the Companies' assets and properties, tangible or intangible, to any lien, encumbrance or other claim of any kind, exclusive of existing liens disclosed to Purchaser as to which there is no known default;

          (b) except for sales of inventory in the ordinary course of business, selling, assigning, transferring or otherwise disposing of any of the Companies' assets or properties;

          (c) other than in the ordinary course of business, modifying, amending, altering or terminating (whether by written or oral agreement, or any manner of action or inaction) any of the debt instruments, Leases, Intellectual Property Licenses, Contracts or
Insurance Policies;

          (d) declaring, setting aside or paying any dividends or other distributions, directly or indirectly, to the Sellers with respect to the Shares;

          (e) increasing in any amount the benefits or compensation of the Sellers or paying or agreeing to pay any bonus or commission to the Sellers; and

          (f) taking or permitting any other action that, if taken or permitted immediately prior to the execution of this Agreement, would constitute a breach of or an exception to the representations and warranties in Section 2.8(d) hereof.

     5.2  Affirmative Covenants Relating to the Companies and the
          --------------------------------------------------------
Sellers.  From the date hereof to the Closing Date, each of the Sellers
-------
shall use its, her or his respective reasonable best efforts to assure that the Companies shall:

          (a) maintain the Companies' property and casualty and other insurance coverage in amounts and with coverage at least as great as the amounts and coverage in effect on the date of this Agreement;

          (b) maintain, consistent with past practice, the Companies' properties in good repair, order and condition, reasonable wear and tear excepted, and preserve the Companies' possession and control of all of its assets and properties;

          (c) keep in the Companies' employ the present officers and key employees, including the professional staff, of the Companies necessary to preserve the goodwill of those having business relations with the Companies;

          (d) maintain the books, accounts and records of the Companies in a manner consistent with past practice;

          (e) allow, upon prior notice to the Companies, Purchaser and Purchaser's employees, attorneys, auditors, accountants and other authorized representatives, free and full access during the Companies' normal business hours to the facilities, plants, properties, books, records, documents and correspondence of the Companies, including, but not limited to, historical financial information with respect to the Companies' major contracts, in order that Purchaser may have full opportunity to make such investigation as Purchaser may desire of the business of the Companies; provided, however, that such access shall not unreasonably interfere with the operations of the Companies, and any contractual confidentiality requirements between Purchaser and the Companies or the Sellers existing prior to this Agreement shall remain in full force and effect, as supplemented hereby, except as otherwise required by law (including any required disclosure of the execution of this Agreement);

          (f) (A) materially comply with all applicable law relating to the Companies, or to the conduct of its respective business, and
(B) conduct such business in such a manner so that on the Closing Date the representations and warranties contained in this Agreement shall be materially true as though such representations and warranties were made on and as of such date, except for changes permitted or contemplated by the terms of this Agreement;

          (g) provide Purchaser with prompt written notice of any material adverse change in the assets, operations, liabilities, earnings, business or condition (financial or otherwise) of the Companies, taken as a whole, or any change in information set forth in the Disclosure Letter;

          (h) maintain in inventory quantities of goods, supplies and materials sufficient to allow the Companies to continue to operate after the Closing Date free of any shortage of such items; and

          (i) operate its business only in the ordinary course with the objective of preserving the Companies' business organizations intact, including using its reasonable best efforts to retain the services of the Companies' present officers and the goodwill of its suppliers, customers and others having business relations with the Companies.

     5.3  Consents and Closing Conditions.  Each of the Sellers
          -------------------------------
shall use its, her or his respective reasonable best efforts (a) to obtain such third party and governmental consents, authorizations, approvals, releases and terminations as may be required hereunder, and to take other actions as may be appropriate in order to fulfill the closing conditions contained in this Agreement and (b) to cause the representations and warranties of the Sellers to be true and correct on and as of the Closing Date.

     5.4  Cooperation; Communication.  Each of the Companies and the
          --------------------------
Sellers shall furnish to Purchaser such information regarding the Companies and the Sellers as Purchaser may reasonably request. In addition, each of the Companies and the Sellers shall promptly inform Purchaser of any material communication from any governmental entity regarding any of the transactions contemplated hereby. If any of the Companies, the Sellers or any affiliate thereof receives a request for additional information or documentary material from any governmental entity with respect to the transactions contemplated hereby, then each of the Companies and the Sellers shall endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with Purchaser, an appropriate response in compliance with such request.

     5.5  Sellers' Non-Competition Agreements.
          -----------------------------------

          (a) Each of the Sellers except Hallkvist Trading ApS undertakes (individually and not jointly) with the Purchaser (for itself and as trustees for each of the Companies) that, except with the consent in writing of the Purchaser he will not, for a period of two years from the Closing Date:

               (i) either on his own account or for or on behalf of or through or in conjunction, association or by arrangement with any person whether for his own benefit or that of others, directly or indirectly, carry on or be engaged, concerned or interested in or in the carrying on of any business which is a Restricted Business anywhere in the world, but this sub clause will not prevent him from holding for investment up to 3% of any class of securities of a company which are dealt with on a recognized stock exchange;

               (ii) either on his own account or for or on behalf of or through or in conjunction, association or by arrangement with any person whether for his own benefit or that of others, directly or indirectly in relation to the Restricted Business solicit, canvass or approach any person, who, at any time during the 12 months prior to the Relevant Date:

                     (x) was provided with goods or services by any of the Companies from time to time;

                     (y) had negotiations with any of the Companies from time to time relating to the provision of such goods or services; or

                     (z) otherwise dealt with any of the Companies from time to time;

for the purpose of offering to that person goods or services similar to those provided by any of the Companies or otherwise to entice away the custom or business of that person from any of the Companies;

               (iii) either on his own account or for or on behalf of or through or in conjunction, association or by arrangement with any person, whether for his own benefit or that of others, directly or indirectly supply to any person specified in the preceding sub-clause goods or services similar to those with which such person was so provided by the Restricted Business at any time during the 12 months prior to the Closing Date or enter into any transaction with such person in relation to such goods or services so provided by the Restricted Business;

               (iv) either on his own account or for or on behalf of or through or in conjunction, association or by arrangement with any person, whether for his own benefit or that of others, directly or indirectly, solicit or entice away or endeavor to entice away from any of the Companies or offer to employ or offer to conclude any contract for services with any director, manager, consultant or employee who worked for any of the Companies at any time during the 12 months prior to the Closing Date (whether or not such persons would commit any breach of contract by reason of his leaving service);

               (v) either on his own account or for or on behalf of or through or in conjunction, association or by arrangement with any person whether for his own benefit of that of others, directly or indirectly, employ or conclude any contract for services with any director, manager, consultant or employee who worked for any of the Companies at any time during the 12 months preceding the Closing Date.

          (b) Each of the Sellers except Hallkvist Trading ApS undertakes with the Purchaser (for itself and as trustee for each of the Companies) that, except with the prior consent in writing of the
Purchaser:

               (i) he will not use to the detriment of any of the Companies or of any customer of any of the Companies or disclose divulge or communicate directly or indirectly to any person any secret or confidential knowledge or information relating to the business, transactions, products or affairs of any of the Companies or of any customer of any of the Companies (including but not limited to operations, processes, plans, inventions, product information, know-how, design rights, trade secrets, software, market opportunities, customers and business affairs) or supply or disclose to any person the names or addresses of any customers of any of the Companies or details of any contracts or negotiations to which any of the Companies is a party or of any tenders offers or proposals submitted or to be submitted by any of the Companies in connection with its business except as authorized in writing by the board of directors of SP Systems or a court of competent jurisdiction;

               (ii) he will not at any time hereafter in relation to any trade, business, firm, company or organization use a name (whether registered or not) or any trade mark or design the same as or confusingly similar to any name or trade mark of any of the Companies and shall use his best endeavors to produce that no such name or trade mark shall be used by any other person, firm, company or organization with which he is concerned.

Notwithstanding the foregoing the parties understand and agree that the restrictions set forth in this Section 5.5(b) shall not apply with respect to information which is public or, other than as a result of an action of a Seller, becomes public.

          (c) Each of the covenants contained in Sections 5.5(a) and 5.5(c) shall be deemed to be separate covenants and independent of each other.

          (d) While the parties hereto consider that the covenants contained in Sections 5.5(a) and 5.5(c) are reasonable as between themselves their respective interests and the public interests in all the circumstances in which this Agreement will operate in order to protect the interests of the Purchaser, it is agreed by and between the parties that if any such restrictions shall be adjudged by a court of competent jurisdiction to be void or unenforceable but would be valid and enforceable if deleted in part or reduced in scope, extent, period or application, such restrictions shall apply with such deletion or modification as may be necessary to make it valid and enforceable.

          (e)  For the purposes of this Section 5.5 the term
"Restricted Business" means the business of the manufacture, production, sale, marketing, and distribution of epoxy and vinyl esters and associated materials for use in the wind energy, automotive and marine industries whether as raw materials or as finished products and the activities associated therewith.

     5.6  Confidentiality of Information. Prior to the Closing Date
          ------------------------------
(and if the Closing does not occur, indefinitely), the Sellers, the Companies and their respective employees, agents, auditors, attorneys and other authorized representatives shall not, without Purchaser's prior written consent, communicate or divulge to any person or entity or use for their benefit any information, other than information which is otherwise available to the Sellers or the Companies or which becomes public other than as a result of their action, concerning Purchaser's financial condition or business, or concerning any marketing information, equipment, methods, research, clients, contracts, suppliers, customers, contracts or other data of or related to Purchaser or other confidential matters possessed, owned or used by Purchaser that may be communicated to, acquired by or learned by them. All correspondence, records, files, tax returns, financial statements and other data relating to Purchaser which shall come into the possession of Sellers or their respective employees, agents, auditors, attorneys and other authorized representatives shall remain and be deemed to be the sole property of Purchaser. If the transactions contemplated hereby are not consummated for any reason, then Sellers or their respective employees, agents, auditors, attorneys and other authorized representatives shall return any and all of the foregoing material to Purchaser, together with any and all copies thereof made. The confidentiality provisions of this Agreement shall supplement, and not supersede, any contractual confidentiality requirements between Purchaser, the Companies or any of the Sellers and such existing contractual confidentiality requirements shall remain in full force and effect, as supplemented hereby, except as otherwise required by law (including any required disclosure of the execution of this Agreement).

                               ARTICLE VI

                        COVENANTS OF PURCHASER
                        ----------------------

     6.1  Confidentiality of Information.  Prior to the Closing Date
          ------------------------------
(and if the Closing does not occur, indefinitely), Purchaser and its employees, agents, auditors, attorneys and other authorized representatives shall not, without the Sellers' prior written consent, communicate or divulge to any person or entity or use for their benefit any information, other than information which is otherwise available to Purchaser or which becomes public other than as a result of its action, concerning the Companies' financial conditions or business, or concerning any marketing information, equipment, methods, research, clients, contracts, suppliers, customers, contracts or other data of or related to the Companies or other confidential matters possessed, owned or used by the Companies that may be communicated to, acquired by or
learned by them.   All correspondence, records, files, tax returns,
financial statements and other data relating to the Companies which shall come into the possession of Purchaser or its employees, agents, auditors, attorneys and other authorized representatives shall remain and be deemed to be the sole property of the Companies, until consummation of the transactions contemplated hereby. If the transactions contemplated hereby are not consummated for any reason, then Purchaser or its employees, agents, auditors, attorneys and other authorized representatives shall return any and all of the foregoing material to the Companies, together with any and all copies thereof made. The confidentiality provisions of this Agreement shall supplement, and not supersede, any contractual confidentiality requirements between Purchaser, the Companies or any of the Sellers and such existing contractual confidentiality requirements shall remain in full force and effect, as supplemented hereby, except as otherwise required by law (including any required disclosure of the execution of this Agreement).

     6.2  Receipt of Consents and Satisfaction of Closing
          ------------------------------------------------
Conditions.  Purchaser shall use its best efforts (a) to obtain such
----------
consents from third parties and to take other actions as may be required in order to fulfill the closing condition contained in this Agreement hereof and (b) to cause the representations and warranties of Purchaser in Article III to be true and correct on and as of the Closing Date.

     6.3  Communication.  Purchaser shall promptly inform the
          -------------
Companies and the Representative of any material communication from any governmental entity regarding any of the transactions contemplated hereby. If Purchaser or any of its affiliates receives a request for additional information or documentary material from any governmental entity with respect to the transactions contemplated hereby, then Purchaser shall endeavor in good faith to make, or cause to be made, as soon as reasonably practicable after consultation with the Representative, an appropriate response in compliance with such request.

                              ARTICLE VII

                  PURCHASER'S CONDITIONS TO CLOSING
                  ---------------------------------

     The obligations of Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment to Purchaser's reasonable satisfaction of each of the following conditions on or prior to the Closing Date:

     7.1  Continued Truth of Warranties.  The representations and
          -----------------------------
warranties of each of SP Systems and the Sellers contained herein shall be true in all material respects on and as of the Closing Date with the same force and effect as though made as of such date, except for any variations permitted by this Agreement.

     7.2  Performance of Covenants.  Each of the Sellers shall have
          ------------------------
performed in all material respects all covenants and obligations and complied in all material respects with all conditions required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

     7.3  No Material Adverse Change.  There shall have been no
          --------------------------
material adverse change to the properties, operations, liabilities, earnings, business condition (financial or otherwise) of the Companies taken as a whole since September 30, 1999 other than changes as the result of general economic or industry conditions.

     7.4  Permits and Consents.  The parties hereto shall have
          --------------------
secured the orders, consents, approvals and clearances set forth in
Section 7.4 of the Disclosure Letter, in form and substance satisfactory to Purchaser, by and from all third parties reasonably requested by Purchaser.

     7.5  Closing Documents.  Each of the Companies and the Sellers
          -----------------
shall have delivered all documents required to be delivered by it, her or him at the Closing as set forth below, in each case in form and substance satisfactory to Purchaser:

          (a) A certificate of incumbency and copies of the resolutions adopted by the Board of Directors and shareholders of SP Systems, authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, duly certified as of the Closing Date by the Secretary or an Assistant Secretary of SP Systems;

          (b) To the extent documented in writing, copies of all orders, consents, approvals and clearances identified pursuant to
Section 7.4;

          (c)  An opinion of Winthrop, Stimson, Putnam & Roberts,
special New York counsel for the Sellers and the Companies, as to the matters set forth in Exhibit B-1, which opinion shall contain a
                     -----------
statement of reliance in favor of Purchaser's lenders, and an opinion of Bond Pearce, counsel for the Sellers and the Companies, as to the matters set forth in Exhibit B-2;
                     -----------

          (d) The original corporate minute books, stock transfer books and corporate seals of the Companies;

          (e) Stock certificate(s) representing the Shares with duly executed and valid stock powers or such other evidence of ownership or instruments of transfer as are customary and sufficient to convey ownership of the Shares, attached in form for transfer to Purchaser and otherwise acceptable in form and substance to Purchaser;

          (f) Such other documents and instruments as Purchaser may reasonably request in connection with the consummation of the transactions contemplated by this Agreement.

                              ARTICLE VIII

                  THE SELLERS' CONDITIONS TO CLOSING
                  ----------------------------------

     The obligation of the Sellers to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment to the Sellers' reasonable satisfaction of the following conditions on or prior to the Closing Date:

     8.1  Continued Truth of Warranties.  The representations and
          -----------------------------
warranties of Purchaser herein contained shall be true in all material respects on and as of the Closing Date with the same force and effect as though made as of such date, except for any variations permitted by this Agreement.

     8.2  Performance of Covenants.  Purchaser shall have performed
          ------------------------
in all material respects all covenants and obligations and complied in all material respects with all conditions required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

     8.3  Permits and Consents.  The parties hereto shall have
          --------------------
secured all appropriate orders, consents, approvals and clearances set forth in Section 7.4 of the Disclosure Letter in form and substance reasonably satisfactory to Purchaser.

     8.4  No Material Adverse Change.  There shall have been no
          --------------------------
material adverse change to Purchaser since September 30, 1999 other than changes as the result of general economic or industry conditions.

     8.5  Closing Documents.  Purchaser shall have delivered the
          -----------------
Purchase Price and all documents required to be delivered by it at the Closing as set forth below, in form and substance satisfactory to each of the Companies and the Sellers:

          (a) A certificate of incumbency and copies of the resolutions adopted by the Board of Directors of Purchaser, authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, duly certified as of the Closing Date by the Secretary or an Assistant Secretary of Purchaser;

          (b) To the extent documented in writing, copies of all orders, consents, approvals and clearances to be obtained by Purchaser identified in the Disclosure Letter pursuant to Section 7.4

          (c)  An opinion of Thompson Coburn LLP, counsel for
Purchaser, as to the matters set forth in Exhibit C;
                                          ---------

          (d)  A Registration Rights Agreement in favor of each of
the Sellers substantially in the form of Exhibit D attached hereto and
                                         ---------
made a part hereof (the "Registration Rights Agreement"); and

          (e) A certified copy of the Purchaser's Stock Option Plan in the form attached hereto as Exhibit E.
                               ---------

                              ARTICLE IX

                            INDEMNIFICATION
                            ---------------

     9.1  Indemnification of Purchaser.  Subject to the provisions
          ----------------------------
of this Article IX, by execution of this Agreement, the Sellers hereby acknowledge that Purchaser shall, subject to Section 9.1(c), be entitled to full indemnification by the Sellers of the following:

          (a) any and all loss, liability or damage (including judgments and settlement payments) (a "Loss") incurred by the Companies or Purchaser incident to, arising in connection with or resulting from any misrepresentation, breach, nonperformance or inaccuracy of any representation, warranty or covenant set forth in this Agreement by the Sellers made or contained in this Agreement or in any exhibit, schedule, certificate or other document executed and delivered to Purchaser by the Sellers or by or on behalf of the Companies under or pursuant to this Agreement or the transactions contemplated herein;

          (b) any and all reasonable costs and expenses and all other Losses incurred in claiming, contesting or remedying any breach, misrepresentation, nonperformance or inaccuracy described in this
Section 9.1, or in enforcing their rights to indemnification hereunder, including, by way of illustration and not limitation, all reasonable legal and accounting fees, other reasonable professional expenses and all filing fees and reasonable collection costs incident thereto and all such reasonable fees, costs and expenses incurred in defending claims which, if successfully prosecuted, would have resulted in a Loss; and

          (c)  (i)  The remedy of Purchaser for any indemnification
of Losses under Section 9.1 arising out of a breach of any representation, warranty or covenant other than any representation or warranty set forth in Section 2.3(a), 2.5(a) or 2.5(b) may be satisfied by proceeding against one or more of the Sellers individually for each such Seller's pro rata portion of such Loss determined according to the ownership percentage set forth opposite such Seller's name on
Exhibit A.
---------

               (ii) The remedy of Purchaser for any indemnification of Losses under Section 9.1 arising out of a breach of any representation or warranty set forth in Section 2.3(a), 2.5(a) or 2.5(b) may be satisfied by proceeding against any such Seller allegedly liable for Losses arising out of such breach individually for the full amount of Loss alleged to arise out of such breach.

     9.2  Indemnification of the Sellers.  By execution of this
          ------------------------------
Agreement, Purchaser hereby acknowledge that the Sellers shall be entitled to full indemnification by Purchaser of the following:

          (a) any and all Losses incurred by the Sellers incident to, arising in connection with or resulting from any misrepresentation, breach, nonperformance or inaccuracy of any representation, warranty or covenant by Purchaser made or contained in this Agreement or in any exhibit, schedule, certificate or other document executed and delivered to the Sellers by Purchaser; and

          (b) any and all Losses incurred in claiming, contesting or remedying any breach, misrepresentation, nonperformance or inaccuracy described above, or in enforcing its rights to indemnification hereunder, including, by way of illustration and not limitation, all reasonable legal and accounting fees, other reasonable professional expenses and all filing fees and reasonable collection costs incident thereto and all such reasonable fees, costs and expenses incurred in defending claims which, if successfully prosecuted, would have resulted in a Loss.

     9.3  Notice of and Procedures for Collecting Indemnification.
          -------------------------------------------------------

          (a)  Initial Claim Notice.  When either Purchaser, on the
               --------------------
one hand, or the Sellers, on the other hand, becomes aware of a situation which may result in damages for which it or they would be entitled to be indemnified hereunder, Purchaser, on the one hand, or the Representative (on behalf of the Sellers), on the other (the "Indemnitee") shall submit promptly a written notice (the "Initial Claim Notice") to the other party from which indemnification may be forthcoming pursuant to Section 9.1 or 9.2 (the "Indemnitor") to such effect after it first becomes aware of such matter and shall furnish the Indemnitor with such information as it has available demonstrating its right or possible right to receive indemnity. If the potential claim is predicated on, or later results in, the filing by a third party of any action at law or in equity (a "Third Party Claim"), the Indemnitee shall provide promptly to the Indemnitor a supplemental Initial Claim Notice not later than 20 calendar days prior to the date on which a responsive pleading must be filed, and shall also furnish a copy of such claim (if made in writing) and of all documents received from the third party in support of such claim. In addition, each Initial Claim Notice shall name, when known, the person or persons making the assertions which are the basis for such claim. Failure by the Indemnitee to deliver an Initial Claim Notice or an update thereof in a timely manner shall not relieve the Indemnitor of any of its obligations under this Agreement except to the extent that actual and material prejudice to the Indemnitor.

          (b)  Rights of Indemnitor.  If, prior to the expiration
               --------------------
of 30 calendar days from the mailing of an Initial Claim Notice (the "Claim Answer Period"), the Indemnitor shall request in writing that such claim not be paid, the same shall not be paid, and the Indemnitor shall settle, compromise or litigate in good faith such claim, and employ attorneys of its choice to do so; provided, however, that Indemnitee shall not be required to refrain from paying any claim which has matured by court judgment or decree, unless appeal is taken therefrom and proper appeal bond posted by the Indemnitor, nor shall it be required to refrain from paying any claim where such action would result in the foreclosure of a lien upon any of its assets or a default in a lease or other contract except a lease or other contract which is the subject of the dispute. The Indemnitee shall cooperate fully to make available to the Indemnitor and its attorneys, representatives and agents, all pertinent information under its control. The Indemnitee shall have the right to elect to settle or compromise all other contested claims with respect to which the Indemnitor has not, within the Claim Answer Period, acknowledged in writing (i) liability therefor, and (ii) its election to assume full responsibility for the settlement, compromise, litigation and payment of such claim.

          (c)  Final Claims Statement.  At such time as damages for
               ----------------------
which the Indemnitor is liable hereunder are incurred by Indemnitee by actual payment thereof or by entry of a final judgment, the Indemnitee shall forward a Final Claims Statement to the Indemnitor setting forth the amount of such damages in reasonable detail on an itemized basis. The Indemnitee shall supplement the Final Claims Statement with such supporting proof of loss (e.g. vouchers, canceled checks, accounting summaries, judgments, settlement agreement, etc.) as the Indemnitor may reasonably request in writing within 30 calendar days after receipt by Indemnitor of a Final Claims Statement. All amounts reflected on Final Claims Statements shall be paid promptly by the Indemnitor to the Indemnitee and the Indemnitee shall have the right to immediate payment of proceeds from insurance policies paid to Indemnitor in connection with the claim for which the indemnification right arose.

     9.4  Payment of Claims for Indemnification.  Any amounts
          -------------------------------------
payable to Purchaser pursuant to the provisions of Section 9.1 shall be the responsibility of a Seller or the Sellers as provided in
Section 9.1. Any amounts shall be paid promptly upon notice of Purchaser to the Representative of incurrence of such loss, liability, cost, expense or damage and an explanation of the losses for Purchaser's demand for indemnification under Article IX of this Agreement. Any amounts payable to the Sellers pursuant to the provisions of Section 9.2 of this Agreement shall be the responsibility of Purchaser and shall be paid promptly upon notice of the Representative to Purchaser of incurrence of such loss, liability, cost, expense or damage and an explanation of the losses for the Sellers' demand for indemnification under Section 9.2 of this Agreement.

     9.5  Survival of Indemnification.  Any other provision hereof
          ---------------------------
to the contrary notwithstanding, the parties agree that the representations and warranties of the parties contained in this Agreement and any certificates delivered pursuant to this Agreement shall survive for a period of 15 months after the Closing Date for purposes of this Article IX, regardless of any investigation made by either party prior to the date hereof or prior to the Closing Date. Purchaser, on the one hand, and the Sellers, on the other hand, shall only be entitled to indemnification under this Article IX for breaches of representations and warranties if a written notice describing the claim for which indemnification is sought is signed by an executive officer of Purchaser or by the Representative, as the case may be, and is submitted to Purchaser or the Representative, not later than 15 months following the Closing Date in accordance with Section 9.3 hereof. Any claim for indemnification pursuant to this Article IX not made prior to the expiration of such 15-month period shall be extinguished, and all representations and warranties with respect to which no claim is made prior to the expiration of such 15-month period shall expire and be of no further force and effect. Notwithstanding any provision of this
Section 9.5 to the contrary, the time limitations set forth in this
Section 9.5 shall not apply to the survival of any claim by either party for actual fraud or intentional misrepresentation.

     9.6  Certain Limitations on Indemnification.  Sellers'
          --------------------------------------
obligation to indemnify Purchaser for Losses under Section 9.1(a) shall accrue only if the aggregate of all such Losses exceeds US$500,000, and then Sellers shall be liable for all such Losses in excess of such initial US$500,000. Each Seller's obligation to indemnify Purchaser for Losses other than Losses indemnified under Section 9.1(b) shall be limited to such Seller's pro rata portion of US$10,000,000. Purchaser's obligation to indemnify Sellers for Losses shall be limited to US$10,000,000.

     9.7  Calculation of Losses.  Any calculation of Loss for
          ---------------------
purposes of this Article IX shall be (i) net of any insurance recovery made by the Indemnitee (whether paid directly to such Indemnitee or assigned by the Indemnitor to such Indemnitee) and (ii) reduced to take account of any net Tax benefit realized by the Indemnitee arising from the deductibility of any such Loss or Tax. Any indemnification payment hereunder shall initially be made without regard to this paragraph and shall be reduced to reflect any such net Tax benefit only after the Indemnitee has actually realized such benefit. For purposes of this Agreement, an Indemnitee shall be deemed to have "actually realized" a net Tax benefit to the extent that, and at such time as, the amount of Taxes payable by such Indemnitee is reduced below the amount of Taxes that such Indemnitee would have been required to pay but for deductibility of such Losses. The amount of any reduction hereunder shall be adjusted to reflect any final determination (which shall include the execution of Form 870-AD or successor form) with respect to the Indemnitee's liability for Taxes and, if necessary, either Sellers or Purchaser, as the case may be, shall make payments to the other to reflect such adjustment.

     9.8  Exclusive Remedy.  The sole and exclusive remedy of both
          ----------------
the Purchaser and the Sellers hereunder or otherwise in connection with the transactions contemplated hereby shall be restricted to the indemnification rights set forth in this Article 9.

                               ARTICLE X

                  FEDERAL AND OTHER SECURITIES LAWS
                  ---------------------------------

     10.1 Investment Representations.
          --------------------------

          (a) This Agreement is made with the Sellers in reliance upon each such Seller's representations to Purchaser, which by his or her execution hereof such Seller hereby confirms, that the Common Stock issued as the Stock Consideration (referred to herein as the "Securities" for purposes of this Article X) to be received by him or her will be acquired for investment for his or her own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and that he or she has no present intention of selling, granting participation in, or otherwise distributing the same. By executing this Agreement, each Seller further represents that he or she does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer, or grant participations to such person or to any third person, with respect to any of the Securities.

          (b) Each of the Sellers understands that the Securities are not registered under the 1933 Act on the ground that the sale provided for in this Agreement and the issuance of Securities hereunder should be exempt from registration under the 1933 Act and that Purchaser's reliance on such exemption is predicated on each Seller's representations set forth herein. Each Seller realizes that the basis for the exemption may not be present if, notwithstanding such representations, the Seller has in mind merely acquiring the Securities for a fixed or determinable period in the future, or for a market rise or for sale if the market does not rise. Each Seller confirms that he or she has no such intention.

          (c) Each Seller represents that he or she is an "accredited investor" within the meaning of Rule 501 under the 1933 Act and that he or she is experienced in evaluating and investing in companies such as Purchaser, is able to fend for himself or herself in the transactions contemplated by this Agreement, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of his investment and has the ability to bear the economic risks of his investment. Each Seller further represents that he or she has had access, during the course of the transaction and prior to his or her purchase of the Securities, to the information filed by Purchaser with the Securities and Exchange Commission and that he or she has had, during the course of the transaction and prior to his or her execution hereof, the opportunity to ask questions of, and to receive answers from, Purchaser concerning the terms and conditions of the offering of the Securities and to obtain additional information necessary to verify the accuracy of any information furnished to him or her or to which he has had access. Each Seller is aware that a significant portion of any future revenues of Purchaser may be adversely affected by market and regulatory forces. Each Seller acknowledges that he or she has had the opportunity to obtain additional information as desired in order to evaluate the merits and risks inherent in purchasing and holding the Securities.

          (d) Each Seller understands that the Securities may not be sold, transferred or otherwise disposed of without registration under the 1933 Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Securities or an available exemption from registration under the 1933 Act, the Securities must be held indefinitely. In particular, each Seller is aware that the Securities may not be sold pursuant to Rule 144 promulgated under the 1933 Act unless all of the conditions of that Rule are met. Each Seller represents that, in the absence of an effective registration statement covering the Securities, he or she will sell, transfer or otherwise dispose of the Securities only in a manner consistent with their representations set forth herein and then only in accordance with the provisions of Section 10.1(e) hereof.

          (e) Each Seller agrees that in no event will he or she make a transfer or disposition of any of the Securities (other than in accordance with the terms of the Registration Rights Agreement or pursuant to an effective registration statement under the 1933 Act), unless and until (i) the Seller shall have notified Purchaser of the proposed disposition and shall have furnished Purchaser with a statement of the circumstances surrounding the disposition and assurance that the proposed disposition is in compliance with all applicable laws and
(ii) if reasonably requested by Purchaser, at the expense of such Seller or the transferee, he or she shall have furnished to Purchaser an opinion of counsel, reasonably satisfactory to Purchaser, to the effect that such transfer may be made without registration under the 1933 Act.

     10.2 Legends; Stop Transfer.
          ----------------------

          (a) All certificates for the Securities may bear the following or a substantially similar legend:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE
          MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE ASSIGNED EXCEPT PURSUANT TO (i) A REGISTRATION STATEMENT RELATING TO THE SECURITIES WHICH IS EFFECTIVE UNDER THE SECURITIES ACT OF 1933,
          (ii) RULE 144 UNDER SUCH ACT, OR (iii) AN OPINION OF COUNSEL OR OTHER EVIDENCE SATISFACTORY TO ZOLTEK COMPANIES, INC., THAT ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT IS AVAILABLE.

          (b) The certificates for the Securities may also bear any legend required by any applicable state securities or other law.

          (c) In addition, Purchaser shall cause its transfer agent to make a notation regarding the restrictions on transfer of the Securities in their respective records and the Securities shall be transferred on the books of Purchaser only if transferred or sold pursuant to an effective registration statement under the 1933 Act covering such shares or pursuant to and in compliance with the provisions of the Registration Rights Agreements and Section 10.1(e) hereof.

                              ARTICLE XI

                            MISCELLANEOUS
                            -------------

     11.1 Appointment of Representative.
          -----------------------------

          (a)  Powers of Attorney.  Each Seller irrevocably
               ------------------
constitutes and appoints Paul Rudling (the "Representative") as such Seller's true and lawful agent, proxy and attorney-in-fact and agent and authorizes the Representative acting for such Seller and in such Seller's name, place and stead, in any and all capacities to do and perform every act and thing required or permitted to be done in connection with the transactions contemplated by this Agreement, as fully to all intents and purposes as such person might or could do in person, including, without limitation:

               (i) deliver all notices required to be delivered by such Sellers under this Agreement in connection with the foregoing;

               (ii) receive all notices required to be delivered to such Sellers under this Agreement in connection with the foregoing;

               (iii) take any and all action on behalf of such Seller from time to time, as the Representative may deem necessary or desirable to defend, pursue, resolve and/or settle claims under this Agreement in connection with the foregoing; and

               (iv) engage and employ agents and representatives for such Sellers (including accountants, legal counsel and other professionals) and to incur such other expenses as he deems necessary or prudent in connection with the administration of the foregoing.

Each Seller grants unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing necessary or desirable to be done in connection with the transactions contemplated by this Agreement, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that the Representative may lawfully do or cause to be done by virtue hereof. Each Seller will, by executing this Agreement, agree that such agency, proxy and power of attorney are coupled with an interest, and are therefore irrevocable without the consent of the Representative and shall survive the death, incapacity, or bankruptcy of such Seller. Each Seller acknowledges and agrees that upon execution of this Agreement, any delivery by the Representative of any waiver, amendment, agreement, opinion, certificate or other documents executed by the Representative or any decisions made by the Representative pursuant to this
Section 11.1, such Seller shall be bound by such documents or decisions as fully as if such Seller had executed and delivered such documents or made such decisions.

          (b) The Representative shall not have by reason of this Agreement a fiduciary relationship in respect of any Seller, except in respect of amounts received on behalf of such Seller. The Representative shall not be liable to any Seller for any action taken or omitted by him or any agent employed by him hereunder or under any other related document referred to herein, or in connection therewith, except that the Representative shall not be relieved of any liability imposed by law for gross negligence or willful misconduct. The Representative shall not be liable to Sellers for any apportionment or distribution of payments made by him in good faith, and if any such apportionment or distribution is subsequently determined to have been made in error, the sole recourse of any Seller to whom payment was due, but not made, shall be to recover from other Sellers any payment in excess of the amount to which they are determined to have been entitled. The Representative shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement.

          (c)  Replacement of the Representative.  Upon the death,
               ---------------------------------
disability, incapacity or resignation of the initial Representative appointed pursuant to Section 11.1(a) above, each Seller acknowledges and agrees that the remaining Sellers shall elect within 30 days one of the remaining Sellers to serve as the Representative pursuant to this
Section 11.1. Any substituted representative shall be deemed the Representative of all purposes of this Agreement.

          (d)  Actions of the Representative; Liability of the
               ------------------------------------------------
Representative.  Each Seller agrees that Purchaser shall be entitled to
--------------
rely on any action taken by the Representative, on behalf of the Sellers, pursuant to Section 11.1(a) above (each, an "Authorized Action"), and that each Authorized Action shall be binding on each Seller as fully as if such Seller had taken such Authorized Action. Purchaser agrees that the Representative shall have no liability to Purchaser for any Authorized Action, except to the extent that such Authorized Action is found by a final order of a court of competent jurisdiction to have constituted fraud or willful misconduct. The Sellers jointly and severally agree to pay, and to indemnify and hold harmless Purchaser from and against any losses which it may suffer, sustain, or become subject to, as the result of any claim by any person that an Authorized Action is not binding on, or enforceable against, the Sellers. In addition, the Sellers hereby release and discharge Purchaser from and against any liability arising out of or in connection with the Representative's failure to distribute any amounts received by the Representative on the Sellers' behalf to the Sellers.

          (e)  Allocation of Payments. Whenever the Sellers are
               ----------------------
entitled to receive any payments hereunder or are obligated to make any payments hereunder (including those specified in Section 11.1(a)(i), each Seller shall be entitled to receive from Purchaser or shall be obligated to pay to Purchaser such a pro rata portion of any payment determined in accordance with each such Seller's percentage ownership of the Shares as set forth beside each such Seller's name on Exhibit A to
                                                          ---------
this Agreement.

     11.2 Termination.  This Agreement, other than the obligations
          -----------
contained in Section 5.5(b), 5.6 and 11.10 which shall survive any termination of this Agreement, may be terminated by the parties hereto, prior to Closing as follows:

          (a) by mutual written consent of Purchaser and the Representative and the transactions contemplated herein abandoned;

          (b) upon written notice from Purchaser to the Representative if any of the conditions precedent to Purchaser's obligations hereunder shall have become incapable of fulfillment through no fault of Purchaser;

          (c) upon written notice from the Representative to Purchaser if any of the conditions precedent to the Sellers' obligations hereunder shall have become incapable of fulfillment through no fault of the Sellers;

          (d) by Purchaser, on the one hand, or the Representative, on the other hand, in the event of a breach by the other party to this Agreement of any representation, warranty or agreement contained herein, which breach is not cured within 30 days after written notice thereof is given to the breaching party by the non-breaching party or is not waived by the non-breaching party during such period;

          (e)  by Purchaser in accordance with the provisions of
Section 5.5; or

          (f) at the election of Purchaser or the Sellers if the Closing has not occurred on or prior to March 31, 2000.
Termination of this Agreement as provided in this Agreement shall not affect any other rights or remedies any party may have at law, in equity or otherwise for breach of this Agreement or otherwise.

     11.3 Counterparts.  This Agreement may be executed in one or
          ------------
more counterparts, each of which will be deemed to be an original but all of which together will constitute one and the same document.

     11.4 Right Of Inspection.  From and after the date of this
          -------------------
Agreement to the Closing Date, Sellers will give to Purchaser and its counsel, accountants and other representatives, full access during normal business hours to the offices, properties, agreements, records and affairs of the Companies, and will furnish copies of all Contracts and other instruments as Purchaser or its counsel may reasonably request. Such investigation will not affect the warranties of Seller under this Agreement. All such information will be treated confidentially and will be used only for the purposes intended. If the transactions contemplated under this Agreement do not take place, all documents and other property of the Companies or Sellers will be returned and all disclosures and information given to Purchaser as contemplated under this Agreement will be treated as confidential and not disclosed to others unless disclosed publicly by Seller or other third parties without fault on the part of Purchaser, or unless otherwise required by law.

     11.5 Entire Agreement.  This Agreement, including any
          ----------------
certificate, schedule, exhibit or other document delivered pursuant to its terms, constitutes the entire agreement between the parties. There are no verbal agreements, representations, warranties, undertakings or agreements between the parties, and this Agreement may not be amended or modified in any respect, except by a written instrument signed by the parties to this Agreement.

     11.6 Governing Law; Consent to Jurisdiction.  This Agreement
          --------------------------------------
shall be construed, performed and enforced in accordance with the laws of the State of New York.

     11.7 Press Releases.  Prior to the Closing, neither party, will
          --------------
issue or cause the publication of any press release or other public announcement with respect to this Agreement or the transactions contemplated under this Agreement without the prior consent of the other party first obtained; provided, however, that nothing in this Agreement will prohibit either party from issuing or causing publication of any press release or public announcement to the extent that such action is required by law or any regulatory authority, in which case the party making such determination will, if practicable under the circumstances, use reasonable efforts to allow the other party reasonable time to comment on such release or announcement in advance of its issuance.

     11.8 Currency.  Any references in this Agreement to "dollars"
          --------
shall mean U.S. Dollars.

     11.9 Assignment, Third Parties, Binding Effect.  The rights
          -----------------------------------------
under this Agreement are not assignable nor are the duties delegable by a party without the written consent of the other party first having been obtained, and any attempted assignment or delegation without such consent will be null and void; provided, however, that (i) Purchaser may assign its rights or delegate its duties hereunder to any subsidiary of Purchaser and (ii) Purchaser's rights to indemnification hereunder shall be assignable to its senior lender, subject to any defenses and rights of set-off that Sellers may have hereunder. Nothing contained in this Agreement is intended to convey upon any person or entity, other than the parties hereto and their successors in interest and permitted assigns, any rights or remedies under or by reason of this Agreement unless expressly stated. All covenants, agreements, representations and warranties of the parties contained in this Agreement are binding on and will inure to the benefit of Purchaser, on the one hand, and Sellers, on the other, and their respective successors and permitted assigns.

     11.10     Expenses.  Except as specifically provided for in this
               --------
Agreement, Purchaser will bear their own respective expenses, including, without limitation, counsel and accountants, fees, and Purchaser will bear Seller's reasonable expenses, including, without limitations, fees of counsel and accountants to SP Systems and Sellers (but excluding personal counsel to Sellers other than Winthrop, Stimson, Putnam & Roberts and Bond Pearce), in connection with the preparation and negotiation of, and transactions contemplated under, this Agreement.

     11.11     Waivers.  Any failure by any of the parties to comply with
               -------
any of the obligations, agreements or conditions set forth in this Agreement may be waived by the other party or parties, but any such waiver will not be deemed a waiver of any other obligation, agreement or condition contained herein.

     11.12     Captions And Section Headings.  Captions and section
               -----------------------------
headings are for convenience only, are not a part of this Agreement and may not be used in construing it.

     11.13     Notices.  All notices, requests, demands and other
               -------
communications under this Agreement must be in writing and will be deemed duly given, unless otherwise expressly indicated to the contrary in this Agreement, (i) when personally delivered, (ii) if sent by reputable overnight air courier (such as DHL or Federal Express) two days after having been posted, (iii) if sent by registered or certified mail in the United States, return receipt requested, upon receipt,
(iv) if sent by facsimile transmission, with a copy of same mailed in the manner provided above, when transmitted and receipt is confirmed by telephone. Such delivery shall be addressed to the parties at the following addresses (or at such other address or number as is given in writing by either party to the other) as follows:

     To Purchaser:    Zoltek Companies, Inc.
                      3101 McKelvey Road
                      Bridgeton, Missouri 63044
                      Facsimile No.: 314-291-8536
                      Attention:  Mr. Zolt Rumy


     With a copy to:  Thompson Coburn LLP
                      One Mercantile Center
                      St. Louis, Missouri 63101-1693
                      Facsimile No.: 314-552-7000
                      Attention: Mr. Thomas A. Litz

                      Blake Lapthorn
                      New Court 1, Barnes Wallis Road, Segensworth
                      Fareham PO15 5 UA
                      Facsimile No.: (0)1489 579126
                      Attention:  Mr. Mark Shepherd

     To SP Systems    Structural Polymer (Holdings) Limited
     (prior to the    St. Cross Business Park, Newport
     Closing Date):   Isle of Wight, PO3O 5WU
                      Facsimile No.: (0)1983 828215
                      Attention: Mr. Paul Brown


     With a copy to:  Winthrop Simson, Putnam and Roberts
                      One Battery Park Plaza
                      New York, New York 10004-1490
                      Facsimile No.: 212-858-1500
                      Attention: Mr. Kenneth E. Adelsberg

                      Bond Pearce
                      Town Quay House, 7 Town Quay
                      Southampton, England S014 2PT
                      Facsimile No.: (0)1703 222480
                      Attention: Mr. Moray MacPherson

     To Sellers:      Winthrop Stimson, Putnam and Roberts
                      One Battery Park Plaza
                      New York, New York 10004-1490
                      Facsimile No.: 212-858-1000
                      Attention: Mr. Kenneth E. Adlesberg

     With a copy to:  Bond Pearce
                      Town Quay House, 7 Town Quay
                      Southampton, England S014 2PT
                      Facsimile No.: (0)1703 222480
                      Attention: Mr. Moray MacPherson



        [the remainder of this page is intentionally left blank]

     IN WITNESS WHEREOF, the parties have duly executed this Agreement on the date first above written.

                         PURCHASER:

                         ZOLTEK COMPANIES, INC.



                         By:
                            ----------------------------------------------
                            Name:
                                  ----------------------------------------
                            Title:
                                  ----------------------------------------


                         SP SYSTEMS:

                         STRUCTURAL POLYMER (HOLDINGS) LIMITED



                         By:
                            ----------------------------------------------
                            Name:
                                  ----------------------------------------
                            Title:
                                  ----------------------------------------


                         SELLERS:


                         -------------------------------------------------
                         Paul Rudling


                         -------------------------------------------------
                         Andy Day


                         -------------------------------------------------
                         Giovanni Belgrano


                         -------------------------------------------------
                         Derek Ness


                         -------------------------------------------------
                         Paul Brown


                         -------------------------------------------------
                         James Austin


                         -------------------------------------------------
                         Adrian Williams

                         -------------------------------------------------
                         Graham Harvey


                         -------------------------------------------------
                         Simon Grosser


                         -------------------------------------------------
                         Michael Turner


                         -------------------------------------------------
                         Nicholas Partington


                         -------------------------------------------------
                         Paul Lyon


                         -------------------------------------------------
                         Richard Willoughby


                         -------------------------------------------------
                         Lars Hallkvist


                         -------------------------------------------------
                         David Cripps


                         -------------------------------------------------
                         Christine Belgrano


                         -------------------------------------------------
                         Jennifer Rudling


                         -------------------------------------------------
                         Louise Ness


                         -------------------------------------------------
                         Nicola Day

                               EXHIBIT A
                               ---------


                 STRUCTURAL POLYMER (HOLDINGS) LIMITED

                              EXHIBIT B-1
                              -----------


Opinion letter of Winthrop, Stimson, Putnam & Roberts, special New York counsel for Sellers and the Companies

                               EXHIBIT B-2
                               -----------


  Opinion letter of Bond Pearce, counsel for Sellers and the Companies

                               EXHIBIT C
                               ---------


      Opinion Letter of Thompson Coburn LLP, counsel for Purchaser

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                               EXHIBIT D
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                     Registration Rights Agreement




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                               EXHIBIT E
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                           Stock Option Plan